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                                   GREENBERG
                                ATTORNEYS AT LAW
                                    TRAURIG


                                                                     EXHIBIT 8.1




                                             February 22, 2000

Equity One, Inc.
1600 NE Miami Gardens Drive
Suite 200
N. Miami Beach, Florida  33179

Ladies and Gentlemen:

         We have acted as special tax counsel to Equity One, Inc., a Maryland real estate investment trust (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission on February 22, 2000, relating to the proposed offering of up to 1,500,000 common shares of the Company's Stock, par value $.01 per share (the "Common Shares"), issuable in connection with the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan").

         The opinion set forth in this letter is based on relevant provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder (including proposed and temporary regulations), and interpretations of the foregoing as expressed in court decisions, legislative history, and existing administrative rulings and practices of the Internal Revenue Service (including its practices and policies in issuing private letter rulings, which are not binding on the Internal Revenue Service except with respect to a taxpayer that receives the ruling), all as of the date hereof. These provisions and interpretations are subject to change, which may or may not be retroactive in effect, that might result in modifications of our opinion. Our opinion does not foreclose the possibility of a contrary determination by the Internal Revenue Service or a court of competent jurisdiction or of a contrary position by the Internal Revenue Service or the Treasury Department in regulations or rulings issued in the future.

         In rendering our opinion, we have examined those statutes, regulations, records, certificates and other documents as we have considered necessary or appropriate as a basis for our opinion, including the Registration Statement.

         In our review, we have assumed, with our consent, that all of the representations and statements set forth in the documents we have reviewed are true and correct, and all of the obligations imposed by any of those documents on the parties thereto have been and will be performed or satisfied in accordance with their terms.







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Equity One, Inc.
February 22, 2000
Page 2


         We assume for the purposes of this opinion that the Company is a validly organized and duly incorporated real estate investment trust under the laws of the State of Maryland.

         Based upon, subject to, and limited by the assumptions and qualifications set forth herein, it is our opinion that the discussion in the Registration Statement under the heading "Tax Considerations," to the extent it discusses matters of law or legal conclusions or purports to describe certain provisions of the Federal tax laws, is a correct summary of the matters discussed therein as of the date hereof.

         For purposes of the opinion stated above, the term "Registration Statement" does not include the documents incorporated by reference in the Registration Statement.

         We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion letter, and we are not undertaking to update this opinion from time to time. This opinion has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion and should not be quoted in whole or in part or otherwise referred to, or filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of the firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.


                                     Very truly yours,

                                     /s/ GREENBERG TRAURIG, P.A.